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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 29, 1997
                                                         ---------------

                          Allied Waste Industries, Inc.
                          -----------------------------
               (Exact name of registrant as specified in charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


        0-19285                                            88-0228636
        -------                                            ----------
(Commission File Number)                       (IRS Employer Identification No.)


15880 North Greenway-Hayden Loop, Suite 100
          Scottsdale, Arizona                                85260
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(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (602) 423-2946
                                                          ---------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events


Contact:
Peter S. Hathaway
Henry L. Hirvela
Allied Waste Industries, Inc.
(602) 423-2946



                              FOR IMMEDIATE RELEASE

         = = ALLIED LAUNCHES $240 MILLION SENIOR DISCOUNT NOTES OFFERING
                      TO REFINANCE LAIDLAW SELLER PAPER = =

           = = ALLIED TO REFINANCE SENIOR SECURED CREDIT FACILITY = =

SCOTTSDALE, ARIZONA, April 29, 1997 -- Allied Waste Industries, Inc. (NASDAQ:AWIN) today announced an offering of Senior Discount Notes due in 2007 expected to generate gross proceeds of $240 million. Allied Waste intends to use the proceeds from the offering to complete its previously announced purchase of seller notes and warrant issued by Allied to Laidlaw as partial consideration for Allied's acquisition of Laidlaw Inc.'s solid waste operations in December 1996. The Senior Discount Notes have not been registered under the Securities Act of 1933 and may not be offered for sale in the United States absent registration under or an exemption from the registration requirements of the Securities Act

Allied Waste today also announced that it is initiating the syndication of a $900 million, six and one-half year senior secured credit facility ("the Credit Facility"). The Credit Facility is comprised of a $500 million senior secured term loan facility and a $400 million senior secured revolving credit facility. Credit Suisse First Boston will act as lead arranger joined also by Citibank and Goldman, Sachs & Co. The Credit Facility refinances and replaces Allied's existing credit facility on more favorable terms and provides approximately $400 million of borrowing capacity to finance acquisitions and for general corporate purposes. The Credit Facility is expected to be completed by May 31, 1997. Terms of the new facility were not disclosed

Allied Waste also stated that in the second quarter ending June 30, 1997, these refinancing transactions will result in an after-tax, extraordinary, non-cash charge of approximately $55 million.

Allied Waste Industries, Inc., headquartered in Scottsdale, Arizona, is a vertically integrated solid waste management company providing non-hazardous waste collection, transfer, recycling and disposal services to approximately 1.4 million residential, municipal and commercial customers located in 22 states. The company conducts its operations through 81 collection companies, 35 transfer stations, 20 recycling facilities and 48 landfills.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Allied Waste Industries, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ALLIED WASTE INDUSTRIES, INC.



Date:  April 30, 1997                  /s/Peter S. Hathaway
                                      ------------------------------
                                          Peter S. Hathaway
                                      Vice President, Treasurer &
                                       Chief Accounting Officer